UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

April 22, 2011
Date of Report (Date of earliest event reported)

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors.

On April 22, 2011, Richard M. Rosenberg, advised the Board of Directors of HCP, Inc. (the “Company”) that he intends to retire from the Board and not seek re-election when his term expires at the Company’s upcoming 2011 Annual Meeting of Stockholders.  Mr. Rosenberg, age 80, has served on the Company’s Board of Directors since 2003 and is retiring for personal reasons and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01	Regulation FD Disclosure.

On April 25, 2011, the Company issued a press release, attached as Exhibit 99 to this Form 8-K, announcing the retirement of Mr. Rosenberg from its Board of Directors. The information set forth in this Item 7.01 of this Form 8-K, including the text of the press release, attached as Exhibit 99, hereto, is being furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit. The following exhibit is being filed herewith:

	No.	Description
	99*	Text of the Press Release dated April 25, 2011.

*

Exhibit 99.1 is being furnished to the SEC pursuant to Item 7.01 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: On April 25, 2011

HCP, Inc.

	By:	/s/ Thomas M. Herzog

Thomas M. Herzog,
Executive Vice President -
Chief Financial Officer

EXHIBIT INDEX

No.	Description
99*	Text of the Press Release dated April 25, 2011.

*

Exhibit 99.1 is being furnished to the SEC pursuant to Item 7.01 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.